EXHIBIT 10.1

================================================================================


                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

                            VIISAGE TECHNOLOGY, INC.

                                       AND

                              LAU ACQUISITION CORP.


                             D/B/A LAU TECHNOLOGIES



                                January 10, 2002


================================================================================

ARTICLE I, DEFINITIONS ....................................................  1

ARTICLE II, PURCHASE AND SALE .............................................  4

   2.1    Purchase and Sale of Assets .....................................  4
          ---------------------------
   2.2    Acquired Assets .................................................  4
          ---------------
   2.3    Assumption of Liabilities .......................................  5
          -------------------------
   2.4    Earnout Payment. ................................................  5
          ---------------
   2.5    The Closing. ....................................................  6
          -----------

ARTICLE III, ORGANIZATION .................................................  6

   3.1    Organizational Restrictions During the Transition Period ........  6
          --------------------------------------------------------
   3.2    Modifications
          -------------
   3.3    Chairman of the Board ...........................................  7
          ---------------------
   3.4    Termination of Organizational Restrictions ......................  7
          ------------------------------------------
   3.5    Employment Contracts for Key Personnel ..........................  7
          --------------------------------------
   3.6    Employment of Other Seller Personnel ............................  8
          ------------------------------------
   3.7    Services ........................................................  8
          --------
   3.8    Confidentiality .................................................  8
          ---------------
   3.9    Non-Competition .................................................  9
          ---------------

ARTICLE IV, REPRESENTATIONS AND WARRANTIES OF SELLER ......................  8

   4.1    Organization of Seller ..........................................  9
          ----------------------
   4.2    Authorization of Transaction ....................................  9
          ----------------------------
   4.3    Noncontravention ................................................  9
          ----------------
   4.4    Brokers' Fees ...................................................  9
          -------------
   4.5    Title to Assets .................................................  9
          ---------------
   4.6    Financial Statements ............................................  9
          --------------------
   4.7    Undisclosed Liabilities ......................................... 10
          -----------------------
   4.8    Legal Compliance ................................................ 10
          ----------------
   4.9    Tax Matters ..................................................... 10
          -----------
   4.10   Real Property ................................................... 10
          -------------
   4.11   Intellectual property ........................................... 10
          ---------------------
   4.12   Tangible Assets ................................................. 11
          ---------------
   4.13   Inventory ....................................................... 11
          ---------
   4.14   Contracts ....................................................... 11
          ---------
   4.15   Notes and Accounts Receivable ................................... 11
          -----------------------------
   4.16   Insurance ....................................................... 11
          ---------
   4.17   Litigation ...................................................... 12
          ----------
   4.18   Product Warranty and Liability .................................. 12
          ------------------------------
   4.19   Employee Benefits ............................................... 12
          -----------------
   4.20   Disclosure ...................................................... 12
          ----------

ARTICLE V, REPRESENTATIONS AND WARRANTIES OF BUYER .......................  12

   5.1    Organization of Buyer ..........................................  13
          ---------------------
   5.2    Authorization of Transaction ...................................  13
          ----------------------------
   5.3    Noncontravention ...............................................  13
          ----------------
   5.4    Brokers' Fees ..................................................  13
          -------------

ARTICLE VI, PRE-CLOSING COVENANTS ........................................  13

   6.1    General ........................................................  13
          -------
   6.2    Notices and Consents ...........................................  13
          --------------------
   6.3    Operation of Business ..........................................  14
          ---------------------
   6.4    Full Access ....................................................  14
          -----------
   6.5    Notice of Developments .........................................  14
          ----------------------

ARTICLE VII, CONDITIONS TO OBLIGATION TO CLOSE ...........................  14

   7.1    Conditions to Obligation of Buyer ..............................  14
          ---------------------------------
   7.2    Conditions to Obligation of Seller .............................  15
          ----------------------------------

ARTICLE VIII, POST-CLOSING COVENANTS .....................................  16

   8.1    Further Assurances .............................................  16
          ------------------
   8.2    Use of Name "Lau" ..............................................  16
          -----------------
   8.3    Audit Rights ...................................................  16
          ------------
   8.4    Vision Interactive License .....................................  17
          --------------------------

ARTICLE IX, TERMINATION ..................................................  17

   9.1    Termination of Agreement .......................................  17
          ------------------------
   9.2    Effect of Termination ..........................................  17
          ---------------------

ARTICLE X, MISCELLANEOUS .................................................  17

   10.1   No Third-Party Beneficiaries ...................................  17
          ----------------------------
   10.2   Entire Agreement ...............................................  17
          ----------------
   10.3   Succession and Assignment ......................................  18
          -------------------------
   10.4   Notices ........................................................  18
          -------
   10.5   Governing Law ..................................................  18
          -------------
   10.6   Amendments and Waivers .........................................  18
          ----------------------
   10.7   Severability ...................................................  18
          ------------
   10.8   Expenses .......................................................  18
          --------
   10.9   Incorporation of Exhibits and Schedules ........................  18
          ---------------------------------------
   10.10  Specific Performance ...........................................  19
          --------------------
   10.11  Survival of Representations and Warranties .....................  19
          ------------------------------------------

Exhibit A -    Balance Sheet

Exhibit B -    Form of Intellectual Property Assignment Agreement

Exhibit C -    Organizational Structure

Exhibit D -    Financial Statements

Exhibit E -    Form of Assumption Agreement

Exhibit F -    Form of Bill of Sale

                            ASSET PURCHASE AGREEMENT

          This Asset Purchase Agreement (the "Agreement") is entered into as of January 10, 2002 by and between Viisage Technology, Inc. a Delaware corporation (the "Buyer") and Lau Acquisition Corp. d/b/a Lau Technologies, a Massachusetts
      -----
corporation (the "Seller") (Buyer and Seller referred to collectively herein as
                  ------
the "Parties").
     -------

                                   WITNESSETH:
                                   -----------

          WHEREAS, Seller is engaged in the business of developing, manufacturing and selling facial recognition software and hardware products to the federal government market through Lau Security Systems, the operating division of Lau Technologies; and

          WHEREAS, Seller desires to sell, transfer and assign to Buyer, and Buyer desires to purchase and acquire from Seller, all the assets of Lau Security Systems, in return for certain earnout payments as described herein and the assumption of certain specified liabilities.

                                    AGREEMENT
                                    ---------

          NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties, intending to become legally bound, agree as follows.

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

          For the purposes of this Agreement, the following words and phrases, when used herein, shall have the meanings specified or referred to below:

          "Acquired Assets" has the meaning provided in Article II, Section 2.2.
           ---------------

          "Assumed Liabilities" has the meaning provided in Article II, Section
           -------------------
2.3.

          "Balance Sheet" shall mean the unaudited pro forma balance sheet of
           -------------
the Business as of October 31, 2001 in the form provided to Buyer by Seller and as such may be adjusted pursuant to the terms of this Agreement, annexed hereto as Exhibit A.
   ---------

          "Business" shall mean the products and services offered by and the
           --------
business operations and relationships of Seller relating to facial recognition products and technology, including the business operations of Lau Security Systems, an operating division of Seller, as of the Effective Date, including, without limitation, all of the intellectual property, technology, know how, products and services, customer contracts and agreements, customer relationships, third party intellectual property licenses and reseller arrangements, and tangible and intangible property involved in or related to the development, manufacture, licensing and sale of facial recognition products and technology.

          "Change of Control" means the sale of all or substantially all of the
           -----------------
assets of Buyer, a sale of greater than 50% of the outstanding capital stock of the Buyer, or a merger in which the Buyer is not the surviving entity.

          "Closing" and "Closing Date" have the meanings set forth in Article
           -------       ------------
II, Section 2.5 below.

          "Code" means the Internal Revenue Code of 1986, as amended, and the
           ----
regulations promulgated thereunder.

          "Contracts" means the agreements, contracts, leases, licenses,
           ---------
purchase orders, and other arrangements relating to the Business, oral and written, including all of the licenses and sublicenses granted and obtained with respect thereto, relating to the Business.

          "Disclosure Schedule" has the meaning set forth in Article IV below.
           -------------------

          "Earnout", "Earnout Payments" and "Earnout Period" have the meanings
           -------    ----------------       --------------
set forth in Article II, Section 2.4.

          "Effective Date" means January 1, 2002, the effective date for this
           --------------
Agreement.

          "Encumbrances" means any mortgage, pledge, lien, lis pendens, charge,
           ------------
attachment, easement, covenant, restriction or other encumbrance of any nature.

          "Financial Statements" has the meaning set forth in Article IV,
           --------------------
Section 4.6 below.

          "FR Business Unit" means the operating and reporting division of the
           ----------------
Buyer, post-Closing, that includes the commercial facial recognition division of Buyer as existing pre-Closing, including casino applications, the Business, and any new facial recognition opportunities that are not included in the Secure ID Business Unit.

          "FR Revenue" means the Buyer's cash receipts directly attributable to
           ----------
facial recognition technology, including: (i) licensing revenue from facial recognition technology; (ii) revenue from sales of stand-alone facial recognition products; (iii) revenue identified as payment for facial recognition technology by line item in contracts for bundled products and services; and (iv) in the case of contracts for bundled products or services that do not separately identify payments for facial recognition technology, the percentage of the revenue from such contract that is directly attributable to facial recognition technology, such percentage to be reasonably determined by the Buyer using appropriate industry information and valuation procedures; but excluding any
                                                           -------------
revenue, including revenue attributable to facial recognition technology: (i) relating to or arising out of the gaming market, including casinos; (ii) from licenses, contracts and other sales in the Buyer's back-log prior to the Closing Date; and (iii) arising from or relating to contracts with any state Departments of Motor Vehicles where facial recognition is an ancillary part of or an extension to a driver's license contract.

          "GAAP" means generally accepted accounting principles as applied by
           ----
Seller in preparing the most recent audited balance sheet of Seller.

          "Intellectual Property" means (i) all inventions (whether patentable
           ---------------------
or unpatentable and whether or not reduced to practice), and all improvements thereto, including all patents, patent applications, and patent disclosures, together with reissues, continuations, continuation-in-parts, divisions, provisional applications, reexaminations, foreign related applications and foreign patents thereof, and all rights to use third party patents and patent applications, (ii) all trademarks, service marks, trade dress, logos, domain names and trade names, including combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (iv) all mask works and all applications, registrations, and renewals in connection therewith,
(v) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (vi) all computer software (including data and related documentation), (vii) all other proprietary rights, and (viii) all copies and tangible embodiments thereof (in whatever form or medium), relating to and used in the course of the Business.

          "Liability" means any liability (whether known or unknown, whether
           ---------
asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

          "Related Agreement" means any agreement, certificate or instrument
           -----------------
executed and delivered by a Party at the Closing or otherwise in connection with the consummation of the transaction contemplated by this Agreement.

          "Secure ID Business Unit" means the operating and reporting division
           -----------------------
of Buyer, post-Closing, that includes all ID contracts, programs and other ID opportunities, including, without limitation, Buyer's state drivers license opportunities.

          "Tax" means any federal, state, local, or foreign income, gross
           ---
receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code (S) 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

          "Transition Period" has the meaning set forth in Article III, Section
           -----------------
3.1.

                                   ARTICLE II

                                PURCHASE AND SALE
                                -----------------

          2.1  Purchase and Sale of Assets. On and subject to the terms and
               ---------------------------
conditions of this Agreement, at the Closing, Buyer agrees to purchase from Seller, and Seller agrees to sell, transfer, convey, and deliver to Buyer, all of the Acquired Assets, free and clear of all Encumbrances, for the consideration specified below in this Article II.

          2.2  Acquired Assets. At the time of Closing, Seller agrees to
               ---------------
transfer all right, title, and interest in and to all of intangible, with the exception of Seller's equity interest in Vision Interactive Co. Ltd., and Buyer agrees to acquire such assets (collectively the "Acquired Assets"), including, without limitation, the following:

          (a) the Intellectual Property and all goodwill associated therewith, and rights to protection of interests therein under the laws of all jurisdictions, including, without limitation, the assignment of patents and copyright and trademark registrations pursuant to and as listed in the Intellectual Property Assignment Agreement, included in Exhibit B and
                                                        ---------
incorporated herein by reference;

          (b) the Contracts listed on Schedule 2.2(b) and all of the rights thereunder;

          (c) all of the rights of Seller provided for in the agreements between Seller and Buyer listed on Schedule 2.2(c), such agreements to be superseded and terminated by this Agreement as of the Closing;

          (d)  the lease and/or sub-lease rights set forth on Schedule 2.2(d);

          (e) all accounts receivable, notes, and other receivables associated with the Business, including, without limitation, the accounts receivable set forth on Schedule 2.2(e);

          (f) claims, deposits, prepayments, refunds, causes of action, chooses in action, rights of recovery, rights of set off, and rights of recoupment (including any such item relating to the payment of Taxes) relating to the Business;

          (g) franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies relating to the Business;

          (h) books, records, ledgers, files, documents, correspondence, lists (including customer lists), product specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials relating to the Business;

          (i) leaseholds and subleaseholds therein, improvements, fixtures, and fittings thereon, and easements, rights-of-way, and other appurtenants thereto (such as appurtenant rights in and to public streets) needed to operate the Business; and

          (j) tangible personal property related to the Business (such as machinery, equipment, inventories of raw materials and supplies, manufactured and purchased parts, goods in process and finished goods, furniture, and automobiles), including, without limitation, the inventory and equipment listed on Schedule 2.2(j), which list shall include, as a separate category, any equipment or materials that have been provided to Seller pursuant to Contracts and that Buyer may have an obligation to return or make available to third parties or may otherwise need to complete performance of such Contracts.

          2.3  Assumption of Liabilities. On and subject to the terms and
               -------------------------
conditions of this Agreement, at the Closing Buyer agrees to assume and become responsible for the following Liabilities ("Assumed Liabilities"), but will not otherwise assume or have any responsibilities with respect to obligations or liabilities of Seller.

          (a) all Liabilities of Seller set forth on Schedule 2.3, as such may be adjusted to reflect changes in the scheduled liabilities arising in the normal course of business from October 31, 2001 to December 31, 2001, such adjustments to include a downward adjustment for those employee liabilities relating to Seller's employees who are not hired by Buyer and reasonable adjustments arising from Buyer's due diligence review of such liabilities; and

          (b)  all obligations of Seller under the Contracts listed on Schedule
2.2 (g) arising following the Closing Date;

          Provided, however, that the Assumed Liabilities shall not include: (i)
          -----------------
any Liability of Seller for Taxes; (ii) any obligations of Seller arising prior to or as of the Closing Date with the exception of those liabilities listed in
Schedule 2.3; (iii) any obligation of Seller to indemnify any person or entity by reason of the fact that such person or entity was a director, officer, employee, or agent of Seller or was serving at the request of Seller as a partner, trustee, director, officer, employee, or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement, or otherwise); and (iv) any Liability of Seller for costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

          2.4  Earnout Payment. Buyer agrees to pay to Seller certain Earnout
               ---------------
Payments in consideration for the transfer of Acquired Assets. Seller may earn consideration ("Earnout") in the form of annual earnout payments (each an
                -------
"Earnout Payment") depending on the ability of the Buyer to earn revenues from
 ---------------
facial recognition technology and products during the twelve-and-a-half (12.5) years dating from the Closing Date (the "Earnout Period").
                                         --------------

          (a)  Seller shall be entitled to receive a payment of the lesser of:
(a) 3.1 % of FR Revenue each year (or half year for the final portion of the Earnout Period) during the Earnout Period; and (b) $27,500,000 in total over the Earnout Period. The Earnout Payments shall be payable to Seller within 120 days of the end of each year of the Earnout Period.

          (b) In the event of a sale of all or substantially all of the assets that generate FR Revenue, the purchaser(s) of such assets shall assume the Earnout obligations and shall be required to provide adequate assurances to Seller that these obligations will be performed by such purchaser(s).

     (c) In the event of a sale of a material amount but not all or substantially all of the assets that generate FR Revenue, or a material purchase of assets that generate FR Revenue, Buyer and Seller shall agree on a reasonable adjustment to the Earnout, including, where appropriate, reasonable guidelines for determining the calculations of FR Revenue relating to the change in assets, to reflect the change in projected Earnout Payments and to reflect the third party costs and royalty payments, if any, associated with any such purchase of assets.

     (d) If Seller disputes Buyer's determination of any Earnout calculation, it shall notify Buyer in writing within thirty (30) days of its receipt of the Buyer's determination. In the event of such a dispute, including any disputes concerning the reasonableness of proposed adjustments to the Earnout, Seller and Buyer shall first use their best efforts to resolve the dispute. If the dispute cannot be resolved within ten (10) days, it shall be submitted to an independent public accounting firm on which the Parties mutually agree (the "Accountant")
                                                                 ----------
for resolution. Within 30 days after submission of the dispute, the Accountant shall determine the Earnout calculation in accordance with this Agreement. The Accountant's determination shall be final and binding upon the Parties, and the Buyer shall immediately pay to the Seller any additional amount of Earnout due as a result of the Accountant's determination. The fees and expenses of Accountant shall be shared equally by Buyer and Seller.

     2.5 The Closing. The closing of the transactions contemplated by this
         -----------
Agreement (the "Closing") shall take place at the offices of Hill & Barlow, A
                -------
Professional Corporation, in Boston, Massachusetts, on January 10, 2002 or such other date as the Parties may mutually determine (the "Closing Date").
                                                       ------------

                                   ARTICLE III

                                  ORGANIZATION

     3.1 Organizational Restrictions During the Transition Period. During the
         --------------------------------------------------------
two year period following the Closing Date (the "Transition Period"), Buyer agrees to take the following actions, which actions are intended to preserve, develop and fully exploit Seller's expertise and customer relationships relating to the Business and to facilitate the full integration of the Business into Buyer's current operations, provided only that Buyer shall have the ability to respond to changing business necessities with appropriate organizational adjustments:

     (a) Create and maintain the FR Business Unit and the Secure ID Business Unit as two separate reporting units for reporting and strategic planning purposes; and

     (b) Maintain the operations of the Business in a way which facilitates the integration of Seller's expertise and relationships, including the customer relationships between Seller and government customers, into Buyer's general corporate organization, including adoption of the organizational structure in substantially the form provided for in Exhibit C; and
                                       ---------

     (c) Use reasonable business efforts to recruit a seasoned executive who will have the capability of managing the FR Business Unit, including capabilities in both the federal government and commercial markets, provided that Thomas Colatosti shall act as the manager of the FR Business Unit until an appropriate replacement for such position can be found.

     3.2 Modification. Seller may provide recommendations on changes to the
         ------------
organizational structure and operations of the Business during the first year of the Transition Period and Buyer agrees to use reasonable commercial efforts to implement such changes, subject to approval from Buyer's board of directors. Buyer may make material changes to the organizational structure and operations of the Business during the second year of the Transition Period, and to the entire organizational structure with the exception of the Business during the full Transition Period, provided that Buyer provides Seller with prior notice of the proposed changes and a reasonable opportunity to comment on the changes. Notwithstanding the provisions relating to organizational structure and employment provided for in this Agreement, Buyer may make organizational and employment changes required out of business necessity at any time in response to changing market conditions during the full Transition Period, provided that Buyer can reasonably demonstrate to Seller that such changes are required to sustain competitiveness in Buyer's market place.

     3.3 Chairman of the Board. Denis Berube will occupy the position of
         ---------------------
Chairman of the Board of Directors of the Buyer during the Transition Period.

     3.4 Termination of Organizational Restrictions. Upon the earlier of the end
         ------------------------------------------
of the Transition Period or a Change in Control of the Buyer the restrictions provided for in this Article III will terminate and Buyer will have no further restrictions on its organizational structure pursuant to this Article III.

     3.5 Employment Contracts for Key Personnel. Buyer agrees to enter into
         --------------------------------------
employment agreements with a minimum one-year term in forms mutually agreed to by Buyer and Seller with the following individuals for the positions specified as follows: Ken Dong (senior engineering management position within FR Business
Unit) and Yona Wieder (senior business development position within FR Business
Unit). Buyer agrees to enter into consulting agreements in forms mutually agreed to by Buyer and Seller with Joanna Lau and Denis Berube. The consulting agreements will provide for a payment of $125,000 per consultant per year for a term of ten (10) years, in consideration for performance of services for the Buyer, such agreements to terminate upon the earlier of ten years or the full-time employment outside of the Buyer, death or disability of the consultant, provided that consulting agreements may also be terminated for gross negligence or willful misconduct of the consultants. The forms of employment agreements and consulting agreements shall be agreed to by Buyer and Seller prior to the Closing Date.

     3.6 Employment of Other Seller Personnel. Buyer agrees to interview and
         ------------------------------------
consider offering employment to each of Seller's current employees listed on
Schedule 3.6. Buyer shall determine which of these employees Buyer will employ within a reasonable period of time subsequent to the Closing Date based on Buyer's evaluation of the past performance of these employees, their current skills, affordability, and business need, and shall use reasonable commercial efforts to hire those employees with expertise in the Business. Buyer will not assume any obligations or liabilities relating to employees of Seller, such as accrued bonuses or severance payment obligations, arising on or before the Closing Date, except that Buyer will provide those of Seller's employees that Buyer hires with service credit for years of employment by Seller for purposes of determining benefits and will assume those accrued employee benefits listed on Schedule 2.3 for those of Seller's employees on Schedule 3.6 that are hired by Buyer after the Closing Date, up to the maximum amount reflected on Schedule 2.3. Buyer agrees to use reasonable commercial efforts to provide those of Seller's employees that are hired by Buyer with benefits and employment terms that are not materially less favorable than the benefits and employment terms currently provided to such employees by Seller.

     3.7 Services. Buyer and Seller shall cooperate in the transition of the
         --------
Business to Seller. Buyer and Seller shall agree on a plan for coordinating the development and transfer to Buyer of an MIS, telephone and related systems (the "System"), and all expenditures on the System or commitments to purchase equipment related to the System shall be subject to prior approval by Buyer. Seller shall have the option of purchasing MIS, network and human resource services and subleasing space from Buyer pursuant to an annual services agreement that shall be mutually agreed to by the Parties, such agreement to be renewable for up to five years and the terms of which shall be renegotiated on an annual basis to reflect the costs of such Services.

     3.8 Confidentiality. Seller agrees not to disclose, use or copy any
         ---------------
confidential information of Buyer, including confidential information being transferred to Buyer pursuant to this Agreement, except as Buyer may authorize or direct, and except as to information which Seller can establish: (a) was, on the date of this Agreement, generally known to the public; or (b) became generally known to the public after the date of this Agreement other than as a result of the act or omission of Seller or its employees, consultants or agents; or (c) Seller lawfully received from a third party after the Closing Date without that third party's breach of agreement or obligation of trust; or (d) Seller is required to disclose as a matter of law.

     3.9 Non-Competition. Seller agrees not to engage in a business that is
         ---------------
competitive to the Business, for a period of five (5) years dating from the Effective Date.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

     Seller represents and warrants to Buyer that the statements contained in this Article IV are correct and complete as of the date of this Agreement, except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"), and that such statements
                               -------------------
will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), except as set forth on the Disclosure Schedule as the same may be amended on the Closing Date. The Disclosure Schedule will be arranged in sections corresponding to the numbered and lettered sections contained in this Article IV.

     4.1 Organization of Seller. Seller is a corporation duly organized, validly
         ----------------------
existing, and in good standing under the laws of the jurisdiction of its incorporation. Seller is in good standing in each jurisdiction in which it is qualified to do business and Seller is not required to be licensed or qualified to conduct its business or own its property in any other jurisdiction where the failure to be so licensed or qualified would have a material adverse effect.

     4.2 Authorization of Transaction. Seller has full right, power, authority
         ----------------------------
and capacity to execute and deliver this Agreement and the Related Agreements to which it is or may become a party, and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Related Agreements have been duly authorized by Seller's Board of Directors. This Agreement and the Related Agreements to which Seller is or may become a party constitute (or will constitute when executed or delivered) the valid and legally binding obligations of Seller, enforceable in accordance with their respective terms.

     4.3 Noncontravention. To the best of Seller's Knowledge, neither the
         ----------------
execution and the delivery of this Agreement and the Related Agreements, nor the consummation of the transactions contemplated hereby and thereby (including the assignments and assumptions referred to in Article II above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Seller is subject or any provision of the charter or bylaws of Seller, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Seller is a party or by which it is bound or to which any of its assets is subject except as described in the Disclosure Schedule. Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency, with the exception of government actors in their role as customers under Contracts, in order for the Parties to consummate the transactions contemplated by this Agreement.

     4.4 Brokers' Fees. Seller has no Liability or obligation to pay any fees or
         -------------
commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     4.5 Title to Assets. Seller has good and marketable title to, or a valid
         ---------------
leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Balance Sheet, relating to the Business, free and clear of all Encumbrance, except as otherwise indicated in the Disclosure Schedule.

     4.6 Financial Statements. Attached hereto as Exhibit D are the following
         --------------------                     ---------
financial statements of Seller (collectively the "Financial Statements"): (i)
                                                  --------------------
the unaudited balance sheet and statement of income as of and for the ten (10) months ended October 31, 2001; and (ii) audited balance sheets and statement of income as of and for the fiscal year end December 31, 2000. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of Seller as of such dates and the results of operations of Seller for such periods, and are correct and complete; provided, however, that the Financial Statements identified in clause (i) above
--------  -------
are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

      4.7 Undisclosed Liabilities. To the best of Seller's knowledge, Seller
          -----------------------
does not have any Liability relating to the Business (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for Liabilities set forth on the face of the Balance Sheet.

      4.8 Legal Compliance. To the best of Seller's knowledge, Seller has
          ----------------
complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof). Seller has received no notice from any such governmental authority of any such violation or alleged violation, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply.

      4.9 Tax Matters. Seller has filed in accordance with applicable law all
          -----------
Tax Returns that it was required to file, all such Tax Returns were correct and complete in all respects, and all Taxes owed by Seller (whether or not shown on any Tax Return) have been paid.

     4.10 Real Property. Seller owns no real property. Schedule 2.2(d) lists and
          -------------
describes all real property leased or subleased to Seller relating to the Borrower. Seller has not received notice of any pending or likely reassessment, the lease or sublease is legal, valid, binding, enforceable, and in full force and effect; no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder; and all facilities and improvements leased or subleased thereunder, including the structural elements and mechanical systems of such facilities and related parking and loading areas, are in good operating condition and repair.

     4.11 Intellectual property. Seller owns or has the right to use pursuant to
          ---------------------
license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the Business. Each item of Intellectual Property owned or used by Seller immediately prior to the Closing hereunder will be owned or available for use by Buyer on identical terms and conditions immediately subsequent to the Closing hereunder. Seller has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties. Seller represents that with respect to the Intellectual Property relating to the Business, Seller possesses all right, title, and interest in and to the item, free and clear of any Encumbrance, license, or other restriction; the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge; and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending, except as specified on Section 4.11 of the Disclosure Schedule. Section
4.11 of the Disclosure Schedule identifies each item of Intellectual Property that Seller uses pursuant to license, sublicense, agreement, or permission, and Seller represents that its rights with respect to this Intellectual Property are legal, valid, binding, enforceable and in full force and effect and will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Article II above).

         4.12 Tangible Assets. Seller owns or leases all buildings, machinery,
              ---------------
equipment, and other tangible assets necessary for the conduct of its Business as presently conducted and as presently proposed to be conducted, including any tangible assets associated with performance of obligations under the contracts that are part of the Assumed Liabilities. Each such tangible asset is free from any material defects, has been maintained in accordance with normal industry practice, and is in reasonably good operating condition and repair (subject to normal wear and tear).

         4.13 Inventory and Equipment. The inventory of Seller relating to the
              -----------------------
Business as listed on Schedule 2.2(j) consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable. Schedule 4.13 sets forth the equipment and materials purchased pursuant to Contracts or otherwise provided by customers or other third parties relating to the Business, including equipment and materials purchased pursuant to the TSWG contract, and except as indicated in the Schedule, all of this equipment and material has been provided to Buyer in good working condition.

         4.14 Contracts. Seller has delivered to Buyer a correct and complete
              ---------
copy of each material written agreement relating to the Business and has provided a complete list of such agreements in Schedule 2.2(b). With respect to each such agreement: (i) the agreement is legal, valid, binding, enforceable, and in full force and effect; (ii) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Article II above); (iii) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; (iv) there are no balances outstanding on the agreement and Seller has not accelerated the collection of receivables or unreasonably deferred accounts payable under such agreements; and (v) no party has repudiated any provision of the agreement. All material costs and obligations associated with the Contracts have been disclosed to Buyer.

         4.15 Notes and Accounts Receivable. All notes and accounts receivable
              -----------------------------
of Seller are reflected properly on their books and records, and are valid receivables subject to no setoffs or counterclaims.

         4.16 Insurance. Section 4.16 of the Disclosure Schedule sets forth the
              ---------
insurance policies that Seller has in place relating to the Business (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements), which insurance policies are legal, valid, binding, enforceable, and in full force and effect and will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Article II above). Seller represents that Seller is not in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy and that no party to the policy has repudiated any provision thereof.

         4.17 Litigation. To the best of Seller's knowledge, Seller is not
              ----------
subject to any outstanding injunction, judgment, order, decree, ruling, or charge, and is not a party or threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator relating to the Business.

         4.18 Product Warranty and Liability. Each product manufactured, sold,
              ------------------------------
or delivered by Seller in connection with the Business has been in conformity with all applicable contractual commitments and all express and implied warranties, and Seller has no Liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith. No product manufactured, sold, or delivered by Seller is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Seller has no Liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, or delivered by Seller.

         4.19 Employee Benefits. Except as set forth on Schedule 4.19 hereto,
              -----------------
Sellers do not have any pension or other employee benefit plans which are subject to the provisions of Title IV of the Employee Retirement Income Security Act of 1974, as amended, the application of which could give rise to direct or contingent liabilities by Buyer.

         4.20 Disclosure. The representations and warranties contained in this
              ----------
Article IV do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article IV not misleading.

                                    ARTICLE V

                     REPRESENTATIVES AND WARRANTIES OF BUYER
                     ---------------------------------------

         Buyer represents and warrants to Seller that the statements contained in this Article V are correct and complete as of the date of this Agreement, and that such statements will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article V) except as may be set forth in any supplemental disclosure delivered by Buyer to Seller on or prior to Closing Date.

         5.1  Organization of Buyer. Buyer is a corporation duly organized,
              ---------------------
validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Buyer is duly licensed or qualified to do business as a foreign corporation in every jurisdiction where the failure to be so licensed or qualified would have a material adverse effect.

         5.2  Authorization of Transaction. Buyer has full right, power and
              ----------------------------
authority (including full corporate power and authority) to execute and deliver this Agreement and the Related Agreements to which it is or may become a party and to perform its obligations hereunder and thereunder. This Agreement and the Related Agreements to which Buyer is or may become a party constitute (or will constitute when executed and delivered) the valid and legally binding obligations of Buyer, enforceable in accordance with their respective terms.

         5.3  Noncontravention. Neither the execution and the delivery of this
              ----------------
Agreement and the Related Agreements, nor the consummation of the transactions contemplated hereby or thereby (including the assignments and assumptions referred to in Article II above), will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Buyer is subject or any provision of its charter or bylaws or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets is subject. Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Article II above).

         5.4  Brokers' Fees. Buyer has no Liability or obligation to pay any
              -------------
fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

                                   ARTICLE VI

                              PRE-CLOSING COVENANTS
                              ---------------------

         The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

         6.1  General. Each of the Parties will use all reasonable efforts to
              -------
take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article VII below).

         6.2  Notices and Consents. Seller will give any notices to third
              --------------------
parties, and Seller will use all reasonable efforts to obtain any third party consents that Buyer reasonably may request in connection with the matters referred to in Section 4.3 above and as otherwise required to transfer the Acquired Assets to the Buyer. Each of the Parties will give any notices to, make any and further filings with, and use all reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 4.3 and Section 5.3 above. Seller will hold all Contracts on behalf of and for the benefit of Buyer until required consents to assign such Contracts have been obtained.

         6.3  Operation of Business. Seller will not engage in any practice,
              ---------------------
take any action, or enter into any transaction outside the ordinary course of business of the Business. Seller will keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensers, suppliers, customers, and employees. Seller will pay any balances outstanding on Contracts prior to the Closing, with the exception of the liabilities included in Schedule 2.3, and will not enter into any material contracts or incur any material expenses relating to the Business without Buyer's consent prior to the Closing.

         6.4  Full Access. Seller will permit representatives of Buyer to have
              -----------
full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Seller, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to Seller's Business.

         6.5  Notice of Developments. Each Party will give prompt written notice
              ----------------------
to the other Party of any material adverse development causing a breach of any of its own representations and warranties in Article IV and Article V above. No disclosure by any Party pursuant to this Section 6.5, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

                                   ARTICLE VII

                        CONDITIONS TO OBLIGATION TO CLOSE
                        ---------------------------------

         7.1  Conditions to Obligation of Buyer. The obligation of Buyer to
              ---------------------------------
consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

              (a) the representations and warranties set forth in Article IV above (taken collectively and individually) shall be true and correct in all material respects at and as of the date of the Agreement, and such representation and warranties (taken collectively and individually) shall be true and correct in all material respects at and as of the Closing Date, without giving any effect to any amendment to Disclosure Schedule delivered by Seller to Buyer after the date of this Agreement;

              (b) Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

              (c) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affect adversely the right of Buyer to own the Acquired Assets, or to operate the former businesses of Seller (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

              (d)  Seller and Buyer shall have executed and delivered the
         Bill of Sale and Assumption of Liabilities attached hereto as Exhibit E
                                                                       ---------
         and Exhibit F, and all additional
             ---------
         transfer documents required to validly assign to Buyer, in recordable form, all Intellectual Property of Seller;

              (e) Seller shall have satisfied or made arrangements to satisfy all obligations for services rendered to and goods received by Seller prior to the Closing Date, with the exception of the liabilities included on Schedule 2.3, and shall retain any obligations related to such services and goods that have not been satisfied; and

              (f) All actions to be taken by Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to Buyer.

Buyer may waive any condition specified in this Section 7.1 if it executes a writing so stating at or prior to the Closing.

         7.2  Conditions to Obligation of Seller. The obligation of Seller to
              ----------------------------------
consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

              (a) the representations and warranties set forth in Article V above (taken collectively and individually) shall be true and correct in all material respects at and as of the date of this Agreement, and such representations and warranties (taken collectively and individually) shall be true and correct in all material respects at and as of the Closing Date, without giving any effect to any supplemental disclosure delivered by Buyer to Seller after the date of this Agreement;

              (b) Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

              (c) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

              (d) the relevant parties shall have entered into mutually agreed to employment and consulting agreements as provided in Article III;

              (e) all actions to be taken by Buyer in connection with consummation of the transactions contemplated hereby will be satisfactory in form and substance to Seller.

Seller may waive any condition specified in this Section 7.2 if it executes a writing so stating at or prior to the Closing.

                                  ARTICLE VIII

                             POST-CLOSING COVENANTS
                             ----------------------

         The Parties agree as follows with respect to the period following the Closing.

         8.1  Further Assurances. In case at any time after the Closing any
              ------------------
further action is necessary or desirable to effectively transfer and assign to, and vest in, Buyer each of the Acquired Assets, Seller will take such further action without further consideration (including the execution and delivery of such further instruments and documents) as Buyer reasonably may request. Seller shall be responsible for supplying or replacing any of the equipment and materials that were provided to Seller by customers or other third parties or purchased or provided pursuant to Contracts included in the Acquired Assets that Buyer did not receive in good working order at the Closing.

         8.2  Use of Name "Lau". Seller acknowledges and agrees that Buyer shall
              ----------------
have the exclusive right to use the trade name and trademark LAU SECURITY SYSTEMS for a period of three (3) years dating from the Effective Date but Buyer shall not otherwise have any rights to or interest in the LAU SECURITY SYSTEMS mark.

         8.3  Audit Rights. During the Earnout Period, on an annual basis at
              ------------
Seller's expense, at mutually agreeable times, Seller or its agent or representative will be provided reasonable access during normal business hours to Buyer's books and records relating to FR Revenue for purposes of inspecting and auditing books and records relating to the Earnout provided for in this Agreement.

         8.4  Vision Interactive License. Buyer is assuming all of Seller's
              --------------------------
rights under a license agreement between Vision Interactive Co., Buyer and Seller dated April 1, 2001 ("License") pursuant to this Agreement. Buyer agrees to provide Seller with prior written notice of any proposed changes to the License and agrees not to take any action that has a material adverse effect on Seller's equity interest in Vision Interactive Co., provided, however, that Buyer retains the right, in its sole discretion, to exercise any of its rights or remedies under the License.

         8.5  Consents. Seller shall use reasonable speed and effort to
              --------
procure all of the third party consents or otherwise satisfy Seller's requirements as specified in Section 4.3 above, including, without limitation, the consent required under the license agreement between Facia Reco Associates and Seller and under the TSWG contract between the Department of Defense and Seller, within a reasonable period after the Closing Date. Until required third party approvals are obtained, Seller agrees to hold any assets, including Contracts, included in the Acquired Assets that require such approval on behalf of, at the direction of, and for the benefit of Buyer. Any asset, including the Contracts, that would otherwise be included in the Acquired Assets but the assignment or attempted assignment of which would be invalid or would constitute a breach of contract, shall be held and/or received by Seller for the use and at the direction and for the benefit of Buyer, provided that Seller shall be responsible for ensuring that the benefits of and burdens under such Contracts shall flow to the Buyer.

                                   ARTICLE IX

                                   TERMINATION
                                   -----------

         9.1  Termination of Agreement. Either Party may terminate this
              ------------------------
Agreement only upon a material breach of the terms of this Agreement by the other Party prior to the Closing Date, provided that the breaching Party shall be provided with written notice and ten (10) days to cure.

         9.2  Effect of Termination. Each Party's right of termination under
              ---------------------
Section 9.1 above is in addition to any other rights such Party may have under this Agreement or otherwise, and any exercise of such right of termination will not be an election of remedies. If any Party terminates this Agreement pursuant to Section 9.1 above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party, except for any Liability of any Party then in breach.

                                    ARTICLE X

                                  MISCELLANEOUS
                                  -------------

         10.1 No Third-Party Beneficiaries. This Agreement shall not confer any
              ----------------------------
rights or remedies upon any third party other than the Parties and their respective successors and permitted assigns.

         10.2 Entire Agreement. This Agreement and the Related Agreements
              ----------------
constitute the entire agreement between the Parties and supersede any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof. This Agreement supersedes and replaces in their entirety all prior agreements between Buyer and Seller relating to the subject matter hereof.

         10.3 Succession and Assignment. This Agreement shall be binding upon
              -------------------------
and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. Buyer shall not sell all or substantially all of Buyer's assets or outstanding capital stock or all or substantially all of Buyer's FR Business during the Earnout Period unless either: (a) Buyer obtains the consent of the Seller to the proposed acquisition; or (b) the purchaser(s) have a net worth at least as large as the net worth of Seller at the time of the proposed acquisition.

         10.4 Notices. All notices, consents, requests, waivers, demands,
              -------
claims, and other communications hereunder must be in writing. Any notice, consent, request, waiver, demand, claim, or other communication hereunder shall be deemed duly given if it is delivered by hand or if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below, provided that in either case a copy is mailed by registered mail, return receipt requested, to the appropriate addresses set forth at the top of this Agreement. Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), with a copy to the appropriate addresses set forth below delivered by the same means, but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         10.5 Governing Law. This Agreement shall be governed by and construed
              -------------
in accordance with the domestic laws of the Commonwealth of Massachusetts without regard to conflicts of laws principles.

         10.6 Amendments and Waivers. No amendment of any provision of this
              ----------------------
Agreement shall be valid unless the same shall be in writing and signed by Buyer and Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         10.7 Severability. Any term or provision of this Agreement that is
              ------------
invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         10.8 Expenses. Buyer and Seller will each bear their own costs and
              --------
expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         10.9 Incorporation of Exhibits and Schedules. The Exhibits and
              ---------------------------------------
Schedules identified in this Agreement and the Disclosure Schedule are incorporated herein by reference and made a part hereof.

         10.10 Specific Performance. Each of the Parties acknowledges and agrees
               --------------------
that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof.

         10.11 Survival of Representations and Warranties. All of the
               ------------------------------------------
representations and warranties contained in Article IV and Article V of this Agreement shall survive the Closing and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).

            [The remainder of this page is intentionally left blank.]

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.



                                 VIISAGE TECHNOLOGY, INC.


                                 By: /s/ Thomas J. Colatosti
                                     ----------------------------------------
                                 Name:  Thomas J. Colatosti
                                 Title: President and Chief Executive Officer


                                 LAU ACQUISITION CORP. d/b/a
                                 LAU TECHNOLOGIES


                                 BY: /s/ Denis K. Berube
                                     -----------------------------------------
                                 Name:  Denis K. Berube
                                 Title: Executive Vice President

                                       20